Exhibit 5.7

NexGen Energy Ltd.

Head Office

3150 – 1021 West Hastings Street

Vancouver, BC, V6E 0C3

Tel: 604.428.4112

Fax: 604.259.0321

Saskatoon Office

Suite 200, 475-2nd Ave S

Saskatoon SK, S7K 1P4

Tel: 306 954 2275

CONSENT OF QUALIFIED PERSON

I, Kevin Small, P.Eng., Senior Vice President of Operations and Engineering for NexGen Energy Ltd., consent to the use of and reference to my name, and the inclusion and incorporation by reference in the post-effective amendment to the registration statement on Form F-10 of NexGen Energy Ltd. and any amendments or supplements thereto (the “Registration Statement”), of the information prepared by me, that I supervised the preparation of or reviewed or approved by me that is of a scientific or technical nature and all other references to such information included or incorporated by reference in the Registration Statement.

I also consent to the use of my name, including as an expert or “qualified person,” in connection with the Registration Statement.

Date: December 29, 2022

/s/ Kevin Small
Name: Kevin Small, P.Eng.
Title: Senior Vice President of Operations and Engineering for NexGen Energy Ltd.